UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Everi Holdings Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EVERI HOLDINGS INC.
ADDITIONAL INFORMATION REGARDING THE PROXY STATEMENT

The following information supplements and amends the definitive proxy statement of Everi Holdings Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 18, 2020 (the “Proxy Statement”) in connection with the Company’s 2020 Annual Meeting of Stockholders to be held on June 16, 2020, including the information incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020 (the “2019 Form 10-K”).
The Company is filing these additional materials solely to supplement the Proxy Statement to disclose that the Company delayed the filing of the Proxy Statement in reliance on the filing extension provided by the SEC’s Order (Release No. 34-88318) under Section 36 of the Securities and Exchange Act of 1934 (the “Act”), as superseded by a subsequent order dated March 25, 2020 (the “Order”), granting exemptions from specified provisions of the Act and certain rules thereunder. On April 27, 2020, the Company filed a Current Report on Form 8-K to disclose its intention to rely on the Order and delay the filing of the Proxy Statement. Consistent with the Company’s disclosure in that Form 8-K, the Company’s operations have experienced significant disruptions as a result of the circumstances surrounding the COVID-19 pandemic, including the institution of social distancing and sheltering in place requirements in many states and communities where the Company and its customers operate, resulting in: temporary closures of nearly all of the Company’s casino customers, significantly impacting demand for the Company’s products and services, as well as office closures, the furlough of more than half of the Company’s employees, and the Company’s issuance of a work from home policy to protect its remaining employees and their families from potential virus transmission among co-workers. The office closures, employee furloughs, and work from home policy, with a majority of the Company’s remaining employees working remotely, caused a delay in the preparation and filing of the Proxy Statement, including the information required to be included in Part III of the 2019 Form 10-K. As a result of these factors, the Company was unable to compile and review certain information required to file the Proxy Statement by April 29, 2020, the original filing deadline.
This additional information does not amend, modify, or otherwise update any other information in the Proxy Statement. Accordingly, you should read this information in conjunction with the Proxy Statement and 2019 Form 10-K.